As filed with the Securities and Exchange Commission on August 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Twilio Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-2574840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Spear Street, First Floor

San Francisco, California 94105

Tel: (415) 390-2337

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey Lawson

Chief Executive Officer

101 Spear Street, First Floor

San Francisco, California 94105

(415) 390-2337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ken S. Myers Bomi Lee Michael S. Pilo Fenwick & West LLP 902 Broadway Suite 14 New York, NY 10010-6035 (212) 430-2600	Karyn Smith Mariam Sattar Bryan Warner Twilio Inc. 101 Spear Street, First Floor San Francisco, California 94105 (415) 390-2337

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock, par value $0.001 per share	1,175,923	$376.62	$442,876,120.26	$48,317.78

(1)

Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Class A Common Stock, as reported on the New York Stock Exchange on July 30, 2021

PROSPECTUS

Class A Common Stock

This prospectus relates to the proposed resale from time to time of up to 1,175,923 shares of our Class A common stock, par value $0.001 per share, by the selling stockholders named herein. The selling stockholders (which term as used herein, includes their respective transferees, pledgees, distributees, donees, and successors) acquired these shares from us pursuant to an Agreement and Plan of Reorganization, dated May 16, 2021, by and among us, Zeus Merger Sub I, Inc., Zeus Merger Sub II, LLC, Zipwhip, Inc. (“Zipwhip”), and Fortis Advisors LLC, as the Stockholder Representative.

The selling stockholders may offer and sell or otherwise dispose of the shares of Class A common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of Class A common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “TWLO.” On July 30, 2021, the last reported sale price of our Class A common stock was $373.59 per share.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus, as well as under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein or therein, and any free writing prospectus we have authorized for use in connection with the applicable offering is accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement, and any authorized free writing prospectus. Our business, financial condition, results of operations, and prospects may have changed since those dates.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information in any accompanying prospectus supplement or incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless the context otherwise requires, the terms “Twilio,” “the Company,” “we,” “us,” and “our” in this prospectus refer to Twilio Inc. and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in or incorporated by reference to this prospectus as well as any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Twilio Inc.

We are the leader in the Cloud Communications Platform category. We enable developers to build, scale and operate real-time communications within their software applications via our simple-to-use Application Programming Interfaces (“APIs”). The power, flexibility, and reliability offered by our software building blocks empowers companies of virtually every shape and size to build world-class engagement into their customer experience.

We offer a Customer Engagement Platform with software designed to address specific use cases like account security and contact centers and a set of APIs that handles the higher-level communication logic needed for nearly every type of customer engagement. These APIs are focused on the business challenges that a developer is looking to address, allowing our customers to more quickly and easily build better ways to engage with their customers throughout their journey. We also offer a set of APIs that enables developers to embed voice, messaging, video and email capabilities into their applications and are designed to support almost all the fundamental ways humans communicate, unlocking innovators to address just about any communication market. The Super Network is our software layer that allows our customers’ software to communicate with connected devices globally. It interconnects with communications networks and inbox service providers around the world and continually analyzes data to optimize the quality and cost of communications that flow through our platform. The Super Network also contains a set of APIs that gives our customers access to more foundational components of our platform, like phone numbers.

Our customers’ applications are able to reach users via voice, messaging, video and email in nearly every country in the world by utilizing our platform. We support our global business through over 25 cloud data centers across more than seven regions around the world and have developed contractual relationships with network service providers globally.

Our business model is primarily focused on reaching and serving the needs of software developers, who we believe are becoming increasingly influential in technology decisions in a wide variety of companies. We call this approach our Business Model for Innovators, which empowers developers by reducing friction and upfront costs, encouraging experimentation, and enabling developers to grow as customers as their ideas succeed. We established and maintain our leadership position by engaging directly with, and cultivating, our developer community, which has led to the rapid adoption of our platform. We reach developers through community events and conferences, including our SIGNAL customer and developer conference, to demonstrate how every developer can create differentiated applications incorporating communications using our products.

Once developers are introduced to our platform, we provide them with a low friction trial experience. By accessing our easy-to-adopt APIs, extensive self-service documentation and customer support team, developers build our products into their applications and then test such applications through free trial periods that we provide. Once they have decided to use our products beyond the initial free trial period, customers provide their credit card information and only pay for the actual usage of our products. Historically, we have acquired the substantial majority of our customers through this self-service model. As customers expand their usage of our platform, our relationships with them often evolve to include business leaders within their organizations. Once our customers reach a certain spending level with us, we support them with account executives or customer success advocates within our sales organization to ensure their satisfaction and expand their usage of our products.

We also supplement our self-service model with a sales effort aimed at engaging larger potential customers, strategic leads and existing customers through a direct sales approach. To help increase awareness of our products in the enterprise, we have expanded our marketing efforts through programs like our Twilio Engage roadshow where we seek to bring business leaders and developers together to discuss the future of customer engagement. We have developed products to support this effort as well, like the Twilio Enterprise Plan, which provides capabilities for advanced security, access management and granular administration. Our sales organization targets technical leaders and business leaders who are seeking to leverage software to drive competitive differentiation. As we educate these leaders on the benefits of developing applications incorporating our products to differentiate their business, they often consult with their developers regarding implementation. We believe that developers are often advocates for our products as a result of our developer-focused approach. Our sales organization includes sales development, inside sales, field sales and sales engineering personnel.

Company Information

We were incorporated under the laws of the State of Delaware in March 2008. Our principal executive offices are located at 101 Spear Street, First Floor, San Francisco, California 94105, and our telephone number is (415) 390-2337. Our website address is www.twilio.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

The Twilio logo and other trademarks or service marks of Twilio Inc. appearing in this prospectus are the property of Twilio Inc. Other trademarks, service marks, or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Class A Common Stock

We may issue shares of our Class A common stock from time to time. The holders of Class A common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of Class A common stock and Class B common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved, or wound up, the holders of Class A common stock and Class B common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Class A common stock have no preemptive rights or rights to convert their Class A common stock into any other securities. There are no redemption or sinking fund provisions applicable to the Class A common stock. In this prospectus, we have summarized certain general features of the Class A common stock and Class B common stock under the heading “Description of Capital Stock-Class A and Class B Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class A common stock being offered.

Selling Stockholders

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. See the section entitled “Selling Stockholders” on page 13 of this prospectus.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of our Class A common stock in this offering. The selling stockholders will receive all of the proceeds from the sale of shares of Class A common stock hereunder.

New York Stock Exchange Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “TWLO.”

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to purchase our Class A common stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, as well as the documents we have filed with the SEC that are incorporated by reference in this prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will,” or the negative of these terms or other similar expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. These factors include, among other things:

•	the impact of the COVID-19 pandemic on the global economy, our customers, employees and business;

•	our future financial performance, including our revenue, cost of revenue, gross margin and operating expenses, ability to generate positive cash flow and ability to achieve and sustain profitability;

•	anticipated technology trends, such as the use of and demand for cloud communications;

•	our ability to continue to build and maintain credibility with the global software developer community;

•	our ability to attract and retain customers to use our products;

•	the evolution of technology affecting our products and markets;

•	our ability to introduce new products and enhance existing products;

•

our ability to comply with modified or new industry standards, laws and regulations applying to our business, including the General Data Protection Regulation, the Schrems II decision invalidating the EU-US Privacy Shield, the California Consumer Privacy Act of 2018 and other privacy regulations that may be implemented in the future, and Signature-based Handling of Asserted Information Using toKENs and Secure Telephone Identity Revisited standards and other robocalling prevention and anti-spam standards and increased costs associated with such compliance;

•	our ability to optimize our network service provider coverage and connectivity;

•	our ability to manage changes in network service provider fees that we pay in connection with the delivery of communications on our platform;

•	our ability to work closely with email inbox service providers to maintain deliverability rates;

•	our ability to pass on our savings associated with our platform optimization efforts to our customers;

•	the impact and expected results from changes in our relationship with our larger customers;

•	our ability to attract and retain enterprises and international organizations as customers for our products;

•	our ability to form and expand partnerships with technology partners and consulting partners;

•	our ability to successfully enter into new markets and manage our international expansion;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to effectively manage our growth and future expenses and maintain our corporate culture;

•	our ability to compete effectively in an intensely competitive market;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	our anticipated investments in sales and marketing, research and development and additional systems and processes to support our growth;

•	our ability to maintain, protect and enhance our intellectual property;

•	our ability to successfully defend litigation brought against us;

•	our ability to service the interest on our 3.625% senior notes due 2029, and our 3.875% notes due 2031, and repay such notes;

•	our customers’ and other platform users’ violation of our policies or other misuse of our platform;

•

our expectations about the impact of natural disasters and public health epidemics, such as the coronavirus on our business, results of operations, financial condition and on our customers, employees, vendors and partners;

•

our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments, including but not limited to our recent acquisitions of Zipwhip, Inc. (“Zipwhip”) and Segment.io, Inc.; and

•	challenges that we may face as we integrate the Zipwhip team and products with our own operations.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

We intend to continue to evaluate and consider potential strategic transactions, including acquisitions of companies of similar or larger size than Zipwhip, and such acquisitions may include the issuance of our Class A common stock as consideration, resulting in dilution to existing stockholders. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the shares of Class A common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the Class A common stock by the selling stockholders. We will be responsible for the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling stockholders, including registration, listing fees, printers and accounting fees, and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling stockholders will be responsible for underwriting discounts, commissions, placement agent fees, or other similar expenses payable with respect to sales of shares.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of shares, all with a par value of $0.001 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	100,000,000 shares are designated as Class B common stock; and

•	100,000,000 shares are designated as preferred stock.

A description of the material terms and provisions of our amended and restated certificate of incorporation and second amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our second amended and restated bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.

Class A and Class B Common Stock

Except with respect to voting, conversion, and transfer rights as described below and as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects as to all matters.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A and Class B common stock are entitled to receive dividends out of funds legally available if the board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board of directors may determine.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 10 votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation and second amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms.

No Preemptive or Similar Rights

Our Class A and Class B common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described below.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our common stock are fully paid and non-assessable.

Subdivisions and Combinations

If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, then the outstanding shares of all common stock will be subdivided or combined in the same proportion and manner.

Conversion

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.

All the outstanding shares of Class A and Class B common stock will convert automatically into shares of a single class of common stock on the earlier of June 28, 2023 or the date the holders of two-thirds of our Class B common stock elect to convert the Class B common stock to Class A common stock. Following such conversion, each share of common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into a single class of common stock, the Class A and Class B common stock may not be reissued.

Preferred Stock

The board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. The board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A or Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Twilio and might adversely affect the market price of Class A common stock and the voting and other rights of the holders of our Class A and Class B common stock. We have no current plan to issue any shares of preferred stock.

Anti-Takeover Provisions

Anti-Takeover Statute

We are governed by the provisions of Section 203 of the Delaware General Corporations Law (“DGCL”), which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Our amended and restated certificate of incorporation and second amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Company, as well as changes in the board of directors or management team, including the following:

Board of Directors Vacancies. Our amended and restated certificate of incorporation and second amended and restated bylaws authorize only the board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the board of directors is permitted to be set only by a resolution adopted by a majority vote of the entire board of directors. These provisions prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors and will promote continuity of management.

Dual Class Common Stock. As described above in “—Class A and Class B Common Stock—Voting Rights,” our amended and restated certificate of incorporation provides for a dual class common stock structure pursuant to which holders of our Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of the outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets. Current investors, executives and employees have the ability to exercise significant influence over those matters.

Classified Board. Our amended and restated certificate of incorporation and second amended and restated bylaws provide that the board of directors be classified into three classes of directors, each of which hold office for a three-year term. In addition, directors may only be removed from the board of directors for cause. The existence of a classified board could delay a potential acquiror from obtaining majority control of the board of directors, and the prospect of that delay might deter a potential acquiror.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our second amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with our second amended and restated bylaws. Our second amended and restated bylaws further provide that special meetings of stockholders may be called only by a majority of the board of directors, the chairman of the board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our second amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our second amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of Twilio.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation requires approval by holders of at least two-thirds of the then-outstanding capital stock.

Issuance of Undesignated Preferred Stock. The board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock would enable the board of directors to render more difficult or to discourage an attempt to obtain control of Twilio by means of a merger, tender offer, proxy contest or other means.

Choice of Forum. Our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum to bring any state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, or other employees or stockholders arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or second amended and restated bylaws, or (iv) any action asserting a claim against us or any of our current or former directors, officers, or other employees or stockholders governed by the internal affairs doctrine. Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Northern District of California shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our second amended and restated bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to these choice of forum provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is c/o: Shareholder Services, 462 South 4th Street, Suite 1600, Louisville KY 40202.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “TWLO.”

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 1,175,923 shares of our Class A common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration obligations in connection with our acquisition of Zipwhip (the “Merger”). Pursuant to the Agreement and Plan of Reorganization, dated May 16, 2021 (the “Merger Agreement”), we have agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) July 14, 2022, (ii) the date on which all of the shares have been sold pursuant to the registration statement or otherwise, (iii) the date on which all of the shares may be transferred pursuant to Rule 144 under the Securities Act or another similar exemption under the Securities Act without manner of sale or volume restrictions, or (iv) the date on which all of the shares cease to be outstanding.

The following table sets forth (i) the name of each selling stockholder, (ii) the number of shares beneficially owned by each of the respective selling stockholders, including the shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights, (iii) the number of shares that may be offered under this prospectus, and (iv) the number of shares of our Class A common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling stockholders regarding the sale or other disposition of any shares. Except as disclosed in the footnotes to the table below, to our knowledge, none of the selling stockholders listed in the table below has, or during the three years prior to the date of this prospectus has had, any position, office, or other material relationships with us or any of our affiliates.

The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 165,715,499 shares of Class A common stock and 10,218,422 shares of Class B common stock outstanding as of June 30, 2021, and excludes the issuance of 1,175,923 shares of Class A common stock upon the closing of the Merger on July 14, 2021.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below and any of their transferees, pledgees, distributees, donees and successors.

	Beneficial Ownership Prior to This Offering				Beneficial Ownership After This Offering
Name of Selling Stockholder	Class A Shares	Class B Shares	% of Total Voting Power Before This Offering		Class A	Class B	% of Total Voting Power After This Offering
John S. Stafford III	185,679	—		*	—	—		*
John Lauer	164,532	—		*	—	—		*
OpenView Venture Partners V, L.P.	98,059	—		*	—	—		*
OpenView Venture Partners IV, L.P.	96,531	—		*	—	—		*
All other selling stockholders(1)	631,122	—		*	—	—		*
All selling stockholders	1,175,923	—		*	—	—		*

*	Denotes less than 1%.
(1)	Consists of selling shareholders not otherwise listed in this table that are registering for resale, in the aggregate, less than 1% of our common shares outstanding prior to this offering.

PLAN OF DISTRIBUTION

We are registering the shares of Class A common stock held by the selling stockholders to be sold from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock.

Each selling stockholder of the Class A common stock and any of its transferees, pledgees, distributees, donees, and successors may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the Class A common stock or any other stock exchange, market, or trading facility on which the Class A common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such Class A common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may elect to make a pro rata in-kind distribution of their shares of Class A common stock to their respective members, partners, or stockholders. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through a registration statement.

The selling stockholders may also sell the shares of Class A common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The selling stockholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of Class A common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Class A common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell Class A common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Class A common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Class A common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of Class A common stock may not simultaneously engage in market making activities with respect to the Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Fenwick & West LLP, New York, will pass upon the validity of the shares of Class A common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Twilio Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states that the Company acquired Segment.io, Inc. (“Segment”) during fiscal 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Segment’s internal control over financial reporting associated with $253.6 million, or 3%, of the Company’s total assets and $23.0 million, or 1%, of consolidated revenues included in the consolidated financial statements as of and for the year ended December 31, 2020. KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Segment.

KPMG LLP’s report on the Company’s consolidated financial statements refers to the change in method of accounting for leases on the adoption of Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 842, Leases, as of January 1, 2019.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at www.investors.twilio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our website address is www.twilio.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37806):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021, and for the quarter ended June 30, 2021, filed with the SEC on July 30, 2021;

•

our Current Reports on Form 8-K filed with the SEC on January 14, 2021 (as amended on March  23, 2021), February  22, 2021, March 1, 2021 (excluding information furnished pursuant to Item  7.01), March  9, 2021, May  5, 2021 (excluding information furnished pursuant to Item 2.02), May  17, 2021, May  18, 2021, June  4, 2021, June  21, 2021, June  24, 2021 and July 14, 2021;

•

the portions of our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2021 Annual Meeting of Stockholders, filed with the SEC on April 22, 2021, that are incorporated by reference in the Form 10-K; and

•

the description of our Class  A common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 17, 2016, including any amendments thereto or reports filed for the purposes of updating this description, and the description of our common stock and preferred stock as set forth in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement or that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. Any information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Twilio Inc.

Attn: General Counsel

101 Spear Street, First Floor

San Francisco, CA 94105

(415) 390-2337

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$48,318
Accounting fees and expenses	15,000

Legal fees and expenses	50,000

Miscellaneous fees and expenses	36,682

Total	$150,000

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL, and our second amended and restated bylaws provide for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Twilio provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Twilio.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.

Item 16. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

2.1	Agreement and Plan of Reorganization, dated May 16, 2021.	10-Q	001-37806	2.1	July 30, 2021

3.1	Amended and Restated Certificate of Incorporation of Twilio Inc.	S-1/A	333-211634	3.1	June 13, 2016

3.2	Second Amended and Restated Bylaws of Twilio Inc.	10-Q	001-37806	3.1	August 4, 2020

4.1	Reference is made to Exhibits 3.1 and 3.2 .

4.2	Form of Class A Common Stock Certificate of Twilio Inc.	S-1	333-211634	4.1	May 26, 2016

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

5.1	Opinion of Fenwick &West LLP.				Filed Herewith

23.1	Consent of KPMG LLP, independent registered public accounting firm.				Filed Herewith

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature pages).

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 2, 2021.

TWILIO INC.

By:	/s/ Jeffrey Lawson
Jeffrey Lawson
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Lawson, Khozema Shipchandler and Karyn Smith, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Lawson Jeffrey Lawson	Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2021

/s/ Khozema Shipchandler Khozema Shipchandler	Chief Financial Officer (Principal Accounting and Financial Officer)	August 2, 2021

/s/ Byron Deeter Byron Deeter	Director	August 2, 2021

/s/ Donna Dubinsky Donna Dubinsky	Director	August 2, 2021

/s/ Elena Donio Elena Donio	Director	August 2, 2021

/s/ Erika Rottenberg Erika Rottenberg	Director	August 2, 2021

/s/ Jeff Epstein Jeff Epstein	Director	August 2, 2021

/s/ Jeff Immelt Jeff Immelt	Director	August 2, 2021

/s/ Rick Dalzell Rick Dalzell	Director	August 2, 2021

/s/ Deval Patrick Deval Patrick	Director	August 2, 2021

II-4